Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-56410) and Form S-8 (Nos. 333-17379, 333-100160, 333-65854, 333-113761 and 333-128987 ) of SeaChange International, Inc. of our report dated April 17, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

April 17, 2006

Boston, Massachusetts